EXHIBIT 11

                                                                             Three Months Ended
                                                                                  March 31
                                                                      -------------------------------
                                                                          1998              1997
                                                                      -------------------------------
Basic Loss Per Share:
   Weighted average number of common shares outstanding                 7,773,292         6,457,631
   Common stock equivalents from outstanding stock options
                                                                        -----------      ------------
     Average shares outstanding                                         7,773,292         6,457,631
                                                                        ===========      ============

   Net loss                                                            $ (415,257)     $   (765,851)
   Preferred dividends                                                     56,472            82,500
                                                                        -----------      ------------
     Loss attributable to Common                                       $ (471,729)     $   (848,351)
                                                                        ===========      ============

Basic Loss Per Share                                                   $    (0.06)     $      (0.13)
                                                                        ===========      ============

Diluted Loss Per Share:
   Weighted average number of common shares outstanding                 7,773,292         6,457,631
   Preferred stock convertible into common shares                            -    (1)          -
   Common stock equivalents from outstanding stock options                   -    (1)          -
                                                                        -----------      ------------
     Average shares outstanding                                         7,773,292         6,457,631
                                                                        ===========      ============

   Net loss                                                            $ (415,257)     $   (765,851)
   Preferred dividends                                                     56,472            82,500
                                                                        -----------      ------------
     Loss attributable to Common                                       $ (471,729)     $   (848,351)
                                                                        ===========      ============

Diluted Loss Per Share                                                 $    (0.06)     $      (0.13)
                                                                        ===========      ============

(1) As the Company is in a net loss position the effect of all options and warrants, including Common Stock equivalents is anti-dilutive and is thus not presented in the computations of loss per common share.